EXHIBIT 10.1
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                            ASSET PURCHASE AGREEMENT


                                    between:


                             ACCRUE SOFTWARE, INC.,
                             a Delaware corporation;

                                       and


                            ACCRUE ACQUISITION CORP.,
                             a Delaware corporation

                          ----------------------------

                           Dated as of August 14, 2003
                          ----------------------------

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                            ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is entered into as of August 14, 2003, between: ACCRUE SOFTWARE, INC., a Delaware corporation (the "Seller"), and ACCRUE ACQUISITION CORP., a Delaware corporation (the "Purchaser"). Certain capitalized terms used in this Agreement are defined in Exhibit A.

                                    RECITALS

     A. The Seller is preparing to file Chapter 11 bankruptcy petitions pursuant to Title 11 of the United States Code, 11 U.S.C. ss. 101, et seq. (the "Bankruptcy Code").

     B. The Seller wishes to provide for the sale of certain of the assets of the Seller to the Purchaser free and clear of Encumbrances on the terms set forth in this Agreement.

                                    AGREEMENT

     The parties to this Agreement, intending to be legally bound, agree as follows:

1.   SALE OF ASSETS; RELATED TRANSACTIONS.

     1.1 Sale of Assets. The Seller shall cause to be sold, assigned, transferred, conveyed and delivered to the Purchaser, at the Closing (as defined below), all right, title and interest of the Seller as of the Closing in and to the Assets (as defined below), free of any Encumbrances, on the terms and subject to the conditions set forth in this Agreement. For purposes of this Agreement, "Assets" shall mean and include all of the properties, rights, interests and other tangible and intangible assets of the Seller (wherever located and whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), including any assets acquired by the Seller during the Pre-Closing Period; provided, however, that the Assets shall not include any Excluded Assets (as defined in Section 1.2). Without limiting the generality of the foregoing, the Assets shall include:

     (a) all Intellectual Property and Intellectual Property Rights and related goodwill (including the right to use the name "Accrue Software" and variations thereof, and the Intellectual Property and Intellectual Property Rights identified on Schedule 1.1(a)) in which the Seller has (or purports to have) an ownership interest or an exclusive license or similar exclusive right (the "Transferred IP");

     (b) all rights of the Seller under the Contracts identified on Schedule 1.1(b) (the "Assigned Contracts") to the extent assignable under Section 365 of the Bankruptcy Code or to the extent assignment is consented to by the third party or parties to such Contracts; provided, however, that: (i) the Purchaser may notify the Seller prior to the Closing that one or more Seller Contracts (other than the Pilot License (as defined below)) shall not constitute "Assigned Contracts," in which case such Contract or Contracts shall not constitute "Assigned Contracts"; and (ii) the Purchaser may notify the Seller at any time (whether prior to or after the Closing) that one or more Seller Contracts shall constitute "Assigned Contracts," in which case such Contract or Contracts shall constitute "Assigned Contracts" except to the extent any such Contract has been previously rejected in the Bankruptcy Case;


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     (c)   all accounts receivable, notes receivable and other receivables of the Seller;

     (d) all inventories and work-in-progress of the Seller, and all rights to collect from customers (and to retain) all fees and other amounts payable, or that may become payable, to the Seller with respect to services performed on behalf of the Seller on or prior to the Closing Date;

     (e) all equipment, materials, prototypes, tools, supplies, furniture, fixtures, improvements and other tangible assets of the Seller (including the tangible assets identified on Schedule 1.1(e));

     (f)   all advertising and promotional materials possessed by the Seller;

     (g)   all Governmental Authorizations held by the Seller;

     (h) all claims (including claims for past infringement or misappropriation of Intellectual Property or Intellectual Property Rights) and causes of action of the Seller against other Persons (regardless of whether or not such claims and causes of action have been asserted by the Seller), and all rights of indemnity, warranty rights, rights of contribution, rights to refunds, rights of reimbursement and other rights of recovery possessed by the Seller (regardless of whether such rights are currently exercisable) and related to the Assets;

     (i) all insurance proceeds paid or payable to the Seller in respect of any damage to or destruction or loss of any assets or rights of the Seller reflected on the Schedules referred to in this Section 1.1, including any assets of the Seller that, as far as could reasonably be foreseen, would have been included in the Assets but for such damage, destruction or loss;

     (j) all books, records, files and data of the Seller (other than any materials relating to employees who are not hired by the Purchaser as of the Closing, materials containing information about employees, disclosure of which would violate an employee's reasonable expectation of privacy, and materials which are subject to attorney client or any other privilege and other than the Seller's corporate books and records relating to its organization and existence); and

     (k) all rights and claims of the Seller of every kind and description under: (i) all non-disclosure, confidentiality, non-competition, non-solicitation, assignment of invention and other agreements of a comparable nature with: (A) all present and former employees of the Seller to the extent such agreements relate to the Assets; and (B) all employees of Seller who are hired by the Purchaser whether or not such agreements relate to the Assets; (ii) each Seller Contract (other than those described in clause "(i)" of this sentence) containing an assignment or license to Seller of Transferred IP to the extent necessary or useful to protect such Transferred IP; and (iii) each Seller Contract containing confidentiality or non-disclosure provisions protecting any Transferred IP to the extent necessary or useful to protect such Transferred IP.


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     1.2   Excluded Assets. Notwithstanding any provision herein to the contrary the Assets shall not include: (i) any Seller Contracts other than the Assigned Contracts (as may be modified from time to time pursuant to Section 1.1(b));
(ii) any materials relating to employees who are not hired by the Purchaser as of the Closing, materials containing information about employees, disclosure of which would violate an employee's reasonable expectation of privacy and any materials which are subject to attorney client or any other privilege, (iii) the Seller's corporate books and records relating to its organization and existence;
(iv) all cash and cash equivalents; (v) inventory sold or used by the Seller in the ordinary course of business consistent with past practices prior to the Closing Date; (vi) all preference or avoidance claims and actions of the Seller, including, without limitation, any such claims and actions arising under Sections 510(b), 510(c), 544, 547, 548, 549, and 550 of the Bankruptcy Code and applicable state law, if any but excluding any such claims against the Purchaser; (vii) the Seller's rights under this Agreement, and all cash and non-cash consideration payable or deliverable to the Seller pursuant to the terms and provisions hereof; (viii) insurance proceeds, claims and causes of action other than those specified in Section 1.1(k); (ix) the Seller's right, title and interest to the assets set forth on Schedule 1.2; and (x) the Seller's stock in, and the assets of, the subsidiaries of the Seller (collectively, the "Excluded Assets").

     1.3   Purchase Price.

     (a) As consideration for the sale of the Assets to the Purchaser at the Closing, the Purchaser shall:

     (i) pay to the Seller, in cash, the amount by which $1,000,000 exceeds the sum of (A) the DIP Loan Repayment and (B) the Pre-Petition Loan Repayment (the "Cash Proceeds");

     (ii) issue and deliver to the Junior Creditors Convertible Promissory Notes in substantially the form attached hereto as Exhibit B in the aggregate principal amount of $100,000 (the "Exchange Convertible Notes") (subject to the Junior Creditors executing and delivering the Amended and Restated Note Purchase Agreement referred to therein), allocated pursuant to a Subordination Agreement by and between certain creditors of the Company (the "Junior Creditors");

     (iii) repay all amounts, including principal, interest and expenses, owed by the Seller under the Senior Secured Promissory Note and Security Agreement (the "Pre-Petition Loan") entered into between the Seller and Accrue Acquisition Corp. ("Lender") as of August 14, 2003 (the "Pre-Petition Loan Repayment")

     (iv) repay all amounts, including principal, interest and expenses, owed by the Seller under a Debtor-In-Possession Credit Agreement (the "DIP Loan") to be entered into between the Seller and Lender between August 15, 2003 and August 29, 2003 (the "DIP Loan Repayment"); and

     (v) assume the Assumed Liabilities (as defined in Section 1.3(b) and which the Seller and the Purchaser estimate to be approximately $336,466 as of the date of this Agreement) by delivering to the Seller an Assumption Agreement in substantially the form of Exhibit C (the "Assumption Agreement").


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     The Cash Proceeds, the Exchange Convertible Notes, the Pre-Petition Loan
Repayment, DIP Loan Repayment and the Assumed Liabilities are collectively referred to herein as the "Purchase Price".

     (b) For purposes of this Agreement, "Assumed Liabilities" shall mean only the following: (i) the obligations of Seller under the Assumed Contracts (other than those Assumed Contracts which are not assignable under Section 365 of the Bankruptcy Code or as to which a Consent is required to be obtained from any Person in order to permit the sale or transfer to the Purchaser of the Seller's rights under such Assumed Contracts but which Consent shall not have been obtained prior to the Closing Date) but only to the extent such obligations: (A) arise after the Closing Date; (B) do not arise from or relate to any breach by the Seller of any provision of any of such Assumed Contracts; (C) do not arise from or relate to any event, circumstance or condition occurring or existing on or prior to the Closing Date that, with notice or lapse of time, would constitute or result in a breach of any of such Assumed Contracts; and (D) are ascertainable (in nature and amount) solely by reference to the express terms of such Assumed Contracts; (ii) paid time off liabilities to which the Specified Employees (as defined below) would be entitled upon their cessation of employment (assuming that their employment ceased as of the date of the Closing); and (iii) all Cure Amounts (as defined in Section 1.3(c)) with respect to the Software License Agreement between the Seller and Pilot Software Acquisition Corp. dated as of May 30, 2002 (the "Pilot License"), if such license is an Assigned Contract. "Specified Employees" means those employees of the Seller who: (A) remain employed with Seller as of the Closing; (B) are offered and accept employment with the Purchaser as of the Closing; and (C) execute an assumption agreement pursuant to which the employee agrees that the Purchaser may assume the paid time off benefits owed by the Seller.

     (c) The Purchaser shall not assume or be obligated to pay, perform or otherwise discharge any liabilities or obligations of the Seller other than the Assumed Liabilities (collectively, the "Excluded Liabilities"). The Excluded Liabilities include, without limitation: (i) all Taxes of the Seller attributable to the Assets and the Seller's business with respect to any period or portion thereof that ends on or prior to the Closing Date; (ii) all Encumbrances; and (iii) all amounts necessary to cure any defaults under any Assigned Contract (other than the Pilot License if such license is an Assigned Contract) pursuant to Section 365(a) of the Bankruptcy Code as a condition to the assumption and assignment of such Assigned Contract (the "Cure Amounts").

     1.4 Sales Taxes. The Purchaser and the Seller shall equally bear and pay, and shall reimburse the other party and the other party's affiliates for its half of, any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the sale of the Assets to the Purchaser or in connection with any of the other Transactions. The Purchaser and the Seller shall furnish the other party with any necessary certificates of Tax exemption.


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     1.5   Allocation. At or prior to the Closing, the Purchaser shall deliver to the Seller a statement setting forth the Purchaser's good faith determination of the manner in which the consideration referred to in Sections 1.3(a)(i), 1.3(a)(ii), 1.3(a)(iii) and 1.3(a)(iv) is to be allocated among the Assets. The allocation prescribed by such statement shall be conclusive and binding upon the Purchaser and the Seller for all purposes, and the Seller shall not file any Tax Return or other document with, or make any statement or declaration to, any Governmental Body that is inconsistent with such allocation.

     1.6 Closing. The closing of the sale of the Assets to the Purchaser (the "Closing") shall take place at the offices of Cooley Godward LLP in Palo Alto, California, at 10:00 a.m. on such date as the Purchaser may designate in a written notice delivered to the Seller which date shall be no later than the fifth (5th) business day following the date on which the conditions set forth in Sections 6 and 7 have been satisfied (other than the conditions with respect to actions the respective parties hereto will take at the Closing itself) or, to the extent permitted, waived by the applicable party in writing, or at such other place and time as the Purchaser and Seller may mutually agree. The date and time at which the Closing actually occurs is referred to herein as the "Closing Date."

2.   REPRESENTATIONS AND WARRANTIES OF THE SELLER.

     The Seller represents and warrants, to and for the benefit of the Purchaser, as follows:

     2.1 Authority; Binding Nature Of Agreements. Subject to the applicable provisions of the Bankruptcy Code, the Seller has all corporate power to execute and deliver this Agreement and, upon entry and effectiveness of the Sale Order (as defined in Section 4.6(a)), will have all corporate authority necessary to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and no other corporate proceedings on the part of the Seller or its stockholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Seller, and, subject to the entry and effectiveness of the Sale Order, constitutes a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity.

     2.2 Due Organization. The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

     2.3 Consents and Approvals; No Violation. Except as described in Part 2.3 of the Disclosure Schedule and except to the extent excused by or unenforceable as a result of the filing of the Bankruptcy Case and except for the entry and effectiveness of the Sale Order, neither the execution and delivery of this Agreement nor the sale by the Seller of the Assets pursuant to this Agreement will conflict with or result in any breach of any provision of Seller's Certificate of Incorporation or Bylaws; require any Consent or permit of, or filing with or notification to, any Governmental Body which has not otherwise been obtained or made; or result in a breach of or default under (or give rise to any right of termination, cancellation or acceleration under) any of the terms, conditions or provisions of any Contract to which Seller is a party or by which any of the Assets may be bound.

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     2.4   Title To Assets. The Seller has good and valid title to the Assets and, at the Closing, the Purchaser, pursuant to the Sale Order, shall acquire good and valid title in, to and under (subject to such being assumed and assigned in accordance with Section 1.1), all of the Assets, in each case free and clear of all Encumbrances. The Assets will collectively constitute, as of the Closing Date, all of the properties, rights, interests and other tangible and intangible assets necessary or useful in any material respect to enable the Purchaser to conduct the Seller's business in the manner in which such business is currently being conducted by Seller.


     2.5 Intellectual Property. Seller has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all Intellectual Property and proprietary information used in connection with, or related to, the Seller's business and held by Seller, or purported to be held by the Seller, as a trade secret. The Transferred IP is valid, subsisting and enforceable. Part 2.5 of the Disclosure Schedule lists each Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Transferred IP. Seller has provided to the Seller a complete and accurate copy of the standard forms of Contracts pursuant to which Transferred IP is licensed to end users and any material deviations therefrom, and the current form of such end user Contract is attached to Part 2.5 of the Disclosure Schedule. To the knowledge of Seller, no Person has infringed, misappropriated, or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Transferred IP. Except as described in Part 2.5 of the Disclosure Schedule, Seller has never infringed and Seller's products have never infringed (directly, contributorily, by inducement or otherwise), and Seller has never misappropriated or otherwise violated, any Intellectual Property Right of any other Person. There is no pending or, to the Seller's knowledge, threatened claim or Proceeding contesting the validity of the Seller's ownership of, or Seller's right to use, sell, license or dispose of, any Assigned Intellectual Property, nor, to the Seller's knowledge, is there any legitimate basis for any such claim.

     2.6 Contracts. Each Assigned Contract is valid and in full force and effect in accordance with its terms and a complete and accurate copy of each such Assigned Contract has been provided to the Purchaser. The Seller has not waived any right under any Assigned Contract. The Seller is not, and, to Seller's knowledge, the other party thereto is not, in breach in any material respect of any such Assigned Contract. The Seller has not received any notice or other communication regarding any actual, alleged, possible or potential violation or breach of, or default under, any Assigned Contract. No event has occurred, and no circumstance or condition exists, that might (with or without notice or lapse of time): (a) result in a violation or breach of any of the provisions of any Assigned Contracts; (b) give any Person the right to declare a default or exercise any remedy under any Assigned Contracts; (c) give any Person the right to accelerate the maturity or performance of any Assigned Contracts; or (d) give any Person the right to cancel, terminate or modify any Assigned Contracts.


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     2.7   Accounts Receivable. Part 2.7 of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable and other amounts receivable and owed to Seller as of the date hereof. Subject to laws of general application relating to bankruptcy, insolvency and relief of debtors, all of the accounts receivable owing to the Seller being transferred and assigned to the Purchaser pursuant to this Agreement constitute valid and enforceable claims, and, as of the date of this Agreement, there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. As of the date of this Agreement, there is: (a) no account debtor that has refused (or, to the knowledge of the Seller, threatened to refuse) to pay any material obligation to the Seller that constitutes an Asset for any reason, (b) to the knowledge of the Seller, no account debtor that owes a material obligation to the Seller that constitutes an Asset is bankrupt and (c) no account receivable that constitutes an Asset which is pledged to any third party by the Seller.

     2.8 Proceedings; Orders. Other than the Bankruptcy Case, there is no pending action, suit, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding or any informal proceeding) or investigation pending, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel (each a "Proceeding"), and, to Seller's knowledge, no Person has threatened to commence any Proceeding (a) that relates to or might affect the Seller's business or any of the Assets or (b) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement.

     2.9 Compliance with Legal Requirements. The Seller is in compliance in all material respects with all Legal Requirements relating to the use of the Assets and the conduct of the Seller's business.

     2.10 Brokers. The Seller has not agreed or become obligated to pay, or taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder's fee or similar commission or fee in connection with any of the Transactions.

3.      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

     The Purchaser represents and warrants, to and for the benefit of the Seller, as follows:

     3.1 Authority; Binding Nature Of Agreements. The Purchaser has all corporate power to execute and deliver this Agreement and all corporate authority necessary to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors and no other corporate proceedings on the part of the Purchaser or its stockholders are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Purchaser and constitutes a valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or general principles of equity


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     3.2   Due Organization. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

4.   PRE-CLOSING COVENANTS OF THE SELLER.

     4.1 Access And Investigation. The Seller shall ensure that, at all times during the Pre-Closing Period: (a) the Seller and its Representatives provide the Purchaser and its Representatives with free and complete access to the Seller's Representatives, personnel and assets and to all existing books, records, documents and information relating to the Seller and its business; (b) the Seller and its Representatives provide the Purchaser and its Representatives with such copies of existing books, records, documents and information relating to the Seller and its business as the Purchaser may request in good faith; and
(c) the Seller and its Representatives compile and provide the Purchaser and its Representatives with such additional financial, operating and other data and information relating to the Seller and its business as the Purchaser may request in good faith.

     4.2 Operation Of Business. The Seller shall ensure that, during the Pre-Closing Period, except as otherwise required by this Agreement or by any order of the Bankruptcy Court or the Bankruptcy Code:

     (a) the Seller conducts its operations in the ordinary course of business consistent with past practices;

     (b) the Seller (i) preserves intact its business organization and its assets, (ii) keeps available the services of its current officers and employees,
(iii) maintains its relations and good will with all suppliers, customers, landlords, creditors, licensors, licensees, employees, independent contractors and other Persons having business relationships with the Seller, and (iv) promptly repairs, restores or replaces any assets that are destroyed or damaged;

     (c) the officers of the Seller consult with the Purchaser on all material aspects of the Seller's business and material decisions relating to the operations of the Seller's business (whether or not in the ordinary course and whether by affirmative action or inaction) and otherwise report regularly to the Purchaser concerning the status of the Seller's business, condition, assets, liabilities, operations, financial performance and prospects;

     (d) the officers of the Seller cooperate fully with the Purchaser in the Purchaser's contacting and making inquiries or Persons having business relationships with the Seller (including suppliers, licensors, dealers, distributors and customers);

     (e) the Seller does not enter into or permit any of its assets to become bound by any Contract involving the payment or receipt of more than $5,000 without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld;

     (f)   the Seller does not amend or modify any Contract;




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     (g)   the Seller does not sell, lease, transfer or otherwise dispose of any of the Assets other than the sale of inventory in the ordinary course of business consistent with past practices and credit and price terms;

     (h) the Seller does not change any of its methods of accounting or accounting practices in any respect;

     (i) the Seller does not change the terms of its accounts receivable or its credit or collection policies;

     (j) the Seller does not change its existing inventory management practices or policies;

     (k)   the Seller does not commence or settle any Proceeding;

     (l) the Seller does not form any subsidiary or acquire any equity interest or other interest in any other Entity;

     (j) the Seller does not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Seller during the Pre-Closing Period, do not exceed $5,000;

     (m) the Seller does not (i) acquire, lease or license any right or other asset from any other Person or (ii) waive or relinquish any right;

     (n) the Seller does not (i) lend money to any Person, or (ii) incur or guarantee any indebtedness for borrowed money;

     (o) the Seller does not (i) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (ii) hire any new employee; and

     (p) the Seller does not agree, commit or offer (in writing or otherwise) to take any of the actions described in clauses "(e)" through "(o)" of this
Section 4.2.

     4.3 Filings and Consents. The Seller shall ensure that: (a) all filings, notices and Consents required to be made, given and obtained in order to consummate the Transactions are made, given and obtained on a timely basis; and
(b) during the Pre-Closing Period, the Seller and its Representatives cooperate with the Purchaser and with the Purchaser's Representatives, and prepare and make available such documents and take such other actions as the Purchaser may request in good faith, in connection with any filing, notice or Consent that the Purchaser is required or elects to make, give or obtain.

     4.4 Notification. During the Pre-Closing Period, the Seller shall promptly notify the Purchaser in writing of: (a) the discovery by the Seller of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a breach of any representation or warranty made by the Seller in this Agreement; (b) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a breach of any representation or warranty made by the Seller in this Agreement if: (i) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance; or (ii) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (c) any breach of any covenant or obligation of the Seller; and
(d) any event, condition, fact or circumstance that makes the timely satisfaction of any of the conditions set forth in Section 6 or Section 7 impossible or unlikely.


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     4.5   FIRPTA Matters. At the Closing, (a) the Seller shall deliver to the
Purchaser a statement (in such form as may be reasonably requested by counsel to the Purchaser) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Seller shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     4.6   Submission for Bankruptcy Court Approval.

     (a) The Seller shall file a voluntary petition under Chapter 11 of the Bankruptcy Code no later than August 15, 2003 (the date of such filing, the "Petition Date"). On the Petition Date (or as soon thereafter as is reasonably practicable but in no event later than five (5) calendar days thereafter, the Seller shall file a motion or motions and supporting papers seeking (i) the entry of an order, in a form reasonably satisfactory to the Purchaser, approving overbid procedures, (which bid procedures will, among other things, contain a provision for payment of the Termination Payment) (the "Bidding Procedures Order"), (ii) entry of an order, in substantially the form of Exhibit D, approving this Agreement (the "Sale Order"), (iii) entry of an order under ss.365 of the Bankruptcy Code, which may be part of the Sale Order, authorizing the Seller's assumption of this Agreement, the Assigned Contracts and the assignment of the Assigned Contracts and establish any amounts (the "Cure Costs") necessary to cure any defaults and/or arrearages that exist as of the Closing under the Assigned Contracts (the "Assignment Order"), and (iv) orders, on an interim and final basis approving the DIP Loan (collectively, "DIP Loan Orders"), all in a form and substance acceptable to the Purchaser. The Bidding Procedures Order, the Assignment Order and the Sale Order may, at the Seller's option, be sought under one combined set of motion papers, which shall be in form and substance acceptable to the Purchaser. All parties hereto shall use their reasonable efforts to have the Bankruptcy Court enter the Bidding Procedures Order as soon as practicable following the filing of the motion therefor. The Seller shall give notice under the Bankruptcy Code and Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules") of the request for such relief to any Person as to whom the Seller has received notice that such Person has or may have, and to any Person who to the Seller's knowledge, might assert, a claim against or with respect to, or interest in, any of the Assets or Assumed Liabilities, and other appropriate notice, including such additional notice as the Bankruptcy Court shall direct or as the Purchaser may request, and provide appropriate opportunity for hearing, to all parties entitled thereto and such other persons as the Seller shall deem appropriate, of all motions, orders, hearings, or other proceedings relating to this Agreement or the transactions contemplated hereby. The Seller shall be responsible for making all appropriate filings relating thereto with the Bankruptcy Court, which filings shall be submitted to the Purchaser at least one business day prior to their filing with the Bankruptcy Court for the Purchaser's prior review and approval, which shall not be unreasonably withheld or delayed. The Seller shall use its commercially reasonable efforts to cause the hearing to consider approval of this Agreement (the "Sale Hearing") so that it takes place no later than September 15, 2003 ("Hearing Deadline"). Seller shall, if necessary, seek authority from the Bankruptcy Court to specially set on shortened time the Sale Hearing so that the Sale Hearing shall commence not later than the Hearing Deadline.

     (b) The Seller and the Purchaser shall consult with one another regarding pleadings which either of them intends to file, or positions either of them intends to take before the Bankruptcy Court in connection with, or which might reasonably affect the Bankruptcy Court's approval of, the Bidding Procedures Order, the DIP Loan Orders, the Assignment Order or the Sale Order. The Seller shall promptly provide the Purchaser and its counsel with copies of all notices, filings and Orders of the Bankruptcy Court (and other courts) that the Seller has in its possession pertaining to the motion for approval of the Bidding Procedures Order, the Sale Order or any other Order related to any of the transactions contemplated by this Agreement. If the Bidding Procedures Order, the Sale Order or any other Orders of the Bankruptcy Court relating to this Agreement or the transactions contemplated hereby, shall be appealed by any Person (other than the Purchaser) (or if any petition for certiorari or motion for reconsideration, amendment, clarification, modification, vacation, stay, rehearing or reargument shall be filed with respect to the Bidding Procedures Order, Sale Order, the Assignment Order, DIP Loan Orders or other such Order by any Persons other than the Purchaser), subject to rights otherwise arising from this Agreement, the Seller and the Purchaser shall cooperate, at no additional out-of-pocket expense to the Purchaser, in taking such steps to prosecute diligently such appeal, petition or motion and Seller and the Purchaser, at no additional out-of-pocket expense to the Purchaser, shall use their reasonable efforts to obtain an expedited resolution of any such appeal, petition or motion.

     4.7   Overbid Procedures.

     (a) The Purchaser and the Seller acknowledge that the Seller must take reasonable steps to demonstrate that it has sought to obtain the highest and best price for the Assets and the consummation of the transactions contemplated by this Agreement, including giving notice thereof to the Seller's creditors and other interested parties, providing information about the Seller's business to prospective bidders (subject to confidentiality agreements no less restrictive than the Confidentiality Agreement), entertaining higher and better offers from such prospective bidders, and, in the event that additional qualified prospective bidders desire to bid for the Assets, conducting an auction (the "Auction"). The Seller and the Purchaser agree, and the motion to approve the Bidding Procedures Order shall reflect the fact, that the provisions of this Agreement, including this Section and Section 4.8, are reasonable, were a material inducement to the Purchaser to enter into this Agreement and are designed to achieve the highest and best price for the Assets.

     (b) To be considered by the Seller, a prospective bidder (other than the Purchaser) must: (i) execute a confidentiality agreement with the Seller no less restrictive than the Confidentiality Agreement; (ii) make a binding and irrevocable cash bid that exceeds the Purchase Price by more than ten percent (10%) ("Initial Overbid"); (iii) demonstrate to the Seller's reasonable satisfaction, evidence of such bidder's ability to pay its proposed purchase price, including making a deposit delivered to Seller's counsel not later than 72 hours prior to the Sale Hearing equal to ten percent (10%) of the amount of such bidder's proposed cash purchase price ("Deposit"); (iv) have no financing or other conditions other than those which are contained in this Agreement; (v) provide to the Seller and the Purchaser not later than 72 hours prior to the Sale Hearing a marked version of this Agreement which shows how such bidder's proposed definitive purchaser agreement differs from this Agreement; and (vi) be ready, willing and able to consummate a transaction on terms that are otherwise at least as favorable to the Seller as the terms set forth in this Agreement. In the event that a qualified Initial Overbid is made, every successive overbid thereafter must exceed the previous overbid by not less than $10,000.

     (c) The Seller shall promptly (and in no event later than 24 hours) after receipt of any offer, inquiry, indication of interest or request for non-public information from any prospective bidder advise the Purchaser orally and in writing of such offer, inquiry, indication of interest or request (including the identity of the Person making or submitting such offer, inquiry, indication of interest or request, and the terms thereof) that is made or submitted by any Person prior to the Closing. The Seller shall keep the Purchaser fully informed with respect to the status of any such offer, inquiry, indication of interest or request and any modification or proposed modification thereto.

     (d) Should overbidding take place, the Purchaser shall have the right, but not the obligation, to participate in the overbidding and to be approved as the overbidder based upon any such overbid, and the Purchaser shall be so approved if its overbid (after taking into account any credit as described below) is at least as favorable to the Seller in the aggregate as any other overbid. At all times in the bidding, the Purchaser shall be entitled to use, and if the Purchaser is identified as the successful bidder, the Purchaser shall have, a credit in an amount equal to the Termination Payment that would be payable if the highest bidder that the Purchaser is overbidding were identified as the successful bidder. Any such credit may be used by the Purchaser to reduce any cash amount payable by the Purchaser with respect to its overbid.

     4.8 Termination Payment. If the Purchaser is not identified as the successful bidder following the completion of the steps referred to in Section
4.7 and has not terminated this Agreement (other than pursuant to Sections 8.1(c), 8.1(e), 8.1(i) or 8.1(j)) and a sale of all or a material part of the Assets to a party or parties (a "Third-Party") other than the Purchaser (the "Third-Party Sale") is either approved by the Bankruptcy Court or is contemplated by a Contract executed by the Seller and such Third-Party, then the Purchaser will be entitled to receive, as a "break-up fee" from the Seller, out of the deposit from such Third-Party and, if such Third-Party Sale is consummated, from the proceeds of the consummated sale, the greater of: (a) $40,000 or (b) the amount of the Purchaser's actual out-of-pocket expenses (including those incurred in connection with its evaluation and negotiation of the transactions contemplated by this Agreement, the formation and financing of the Purchaser in connection with the execution of this Agreement and in contemplation of the consummation of the transactions contemplated hereby and those otherwise incurred in connection herewith), such out-of-pocket expenses not to exceed $80,000 (the "Termination Payment"). Such Termination Payment shall be made by wire transfer of immediately available U.S. funds to an account designated by the Purchaser from the Seller or the deposit from such Third-Party, with such payment to be made on or before the third business day after the Third-Party Sale is approved by the Bankruptcy Court. The claim of the Purchaser in respect thereof shall constitute a first priority administrative expense under Section 507(a) of the Bankruptcy Code. As part of any motion seeking entry of the Bidding Procedures Order, the Seller shall seek approval by the Bankruptcy Court of this Section 4.8, which may be approved by the Bankruptcy Court separately from the remainder of this Agreement.

5.   PRE-CLOSING COVENANTS OF THE SELLER AND THE PURCHASER.

     5.1 Reasonable Efforts; Cooperation; Consents and Approvals. Subject to the Seller's obligations to comply with any Order of the Bankruptcy Court, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action to do or cause to be done, and to assist and cooperate with each other party hereto in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions (in each case, to the extent that the same is within the control of such party hereto), including, without limitation, (i) compliance with any Bankruptcy Court approvals, consents and Orders, (ii) the obtaining of all necessary waivers, consents and approvals from Governmental Bodies and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain any approval or waiver from, or to avoid any action or proceeding by, any Governmental Body, (iii) the defending of any lawsuits or any other legal proceedings whether judicial or administrative, challenging this Agreement, the Assumption Agreement or the consummation of the transactions contemplated hereby and thereby and (iv) causing the conditions set forth in Section 6 and 7 to be timely satisfied. Except as otherwise expressly set forth in the Bidding Procedures Order or as required to fulfill Seller's fiduciary duty to obtain the highest and best bid for its assets, the Seller will use its reasonable efforts to obtain from the Bankruptcy Court all Orders, consents and approvals necessary to consummate the transactions contemplated by this Agreement, including without limitation, the Sale Order. In the event the Seller is unable to assign any Assigned Contract to the Purchaser pursuant to an Order of the Bankruptcy Court, the Seller shall use reasonable efforts to obtain, prior to the Closing Date, any Consents necessary to convey to the Purchaser the benefit of such Assigned Contract and, if the Seller is unable to obtain such Consents prior to the Closing Date, the Seller shall, following the Closing Date, use reasonable efforts to obtain any Consents necessary to convey to the Purchaser the benefit of such Assigned Contract until the date of conversion to a case under Chapter 7 of the Bankruptcy Code.

     5.2 Employees. Between the date hereof and the Closing Date, the Seller shall make its employees available to the Purchaser in connection with the Purchaser's determination of which, if any, of the Seller's employees will receive offers of employment from the Purchaser. The Purchaser may offer employment to none, some or all of the Seller's employees prior to the Closing Date, in the Purchaser's sole discretion; provided, however, it shall be a condition precedent to each such offer of employment that the Closing shall have occurred. The Seller shall cooperate with the Purchaser in encouraging those employees of the Seller to whom the Purchaser extends an offer of employment to accept such offer. In consideration of the Purchaser's execution and delivery of this Agreement, the Seller agrees that the nonsolicitation covenants contained in any Contracts between the Seller and the Purchaser or any of its affiliates are hereby terminated and of no further force and effect, regardless of whether this Agreement is terminated and whether or not the Closing occurs.

6.   CONDITIONS PRECEDENT TO THE PURCHASER'S OBLIGATION TO CLOSE.

     The Purchaser's obligation to purchase the Assets and to take the other actions required to be taken by the Purchaser at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Purchaser, in whole or in part, in writing):

     6.1 Bankruptcy Court Orders. The Bankruptcy Court shall have entered the Assignment Order and the Sale Order substantially in the form of Exhibit D hereto (except if modified or amended with the written consent of the Purchaser) which orders shall, as applicable: (i) include a finding that the Purchaser is a good faith purchaser pursuant to ss.363(m) of the Bankruptcy Code; (ii) state that this Agreement is binding on any trustee which may be appointed in Seller's Bankruptcy Case or any Chapter 7 case should the Bankruptcy Case be converted;
(iii) be in full force and effect; (iv) not be or have been stayed, modified, reversed or amended (except if modified or amended with the written consent of the Purchaser); (v) provide for a waiver of Bankruptcy Rules 6004(g) and 6006(d); and (vi) provide that any and all of the Encumbrances on the Assets shall, upon Closing, attach only to the cash proceeds of the transactions contemplated hereby and not to the Assets.

     6.2 Accuracy Of Representations. The representations and warranties of the Seller contained in this Agreement shall: (a) have been accurate in all material respects as of the date of this Agreement; and (b) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date; in the case of both clauses "(a)" and "(b)," it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all materiality qualifications contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

     6.3 Performance Of Covenants. All of the covenants and obligations that the Seller is required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects and the Seller shall have paid all Cure Amounts to the parties entitled thereto.

     6.4 Consents. Each of the Consents identified on Schedule 6.4 shall have been obtained and shall be in full force and effect.

     6.5 No Material Adverse Change. There shall have not been any material adverse change in the condition or value of the Assets or the Assumed Liabilities, and no event shall have occurred and no circumstance or condition shall exist that could be expected to give rise to any such material adverse change.

     6.6 Additional Documents. The Purchaser shall have received the following documents:

     (a) such bills of sale, endorsements, assignments and other documents as may (in the reasonable judgment of the Purchaser or its counsel) be necessary or appropriate to assign, convey, transfer and deliver to the Purchaser good and valid title to the Assets free of any Encumbrances in each case executed by the Seller and in full force and effect;

     (b) the Assumption Agreement, executed by the Seller and in full force and effect;

     (c)   the statement referred to in Section 4.5(a);

     (d) a certificate executed on behalf of the Seller by its Chief Executive Officer and Chief Financial Officer confirming that the conditions set forth in Sections 6.2, 6.3, 6.5, 6.7, 6.8 and 6.11 have been duly satisfied;

     (e) such other documents as the Purchaser may reasonably request in good faith for the purpose of: (i) evidencing the accuracy of any representation or warranty made by the Seller; (ii) evidencing the compliance by the Seller with, or the performance by the Seller of, any covenant or obligation set forth in this Agreement; (iii) evidencing the satisfaction of any condition set forth in this Section 6; or (iv) otherwise facilitating the consummation or performance of any of the Transactions; and

     (f) a schedule of the accounts receivable of the Seller as of the Closing Date.

     6.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of any of the Transactions shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to any of the Transactions that makes consummation of any of the Transactions illegal.

     6.8 No IP Proceedings. There shall not have occurred or commenced a Proceeding in which any Person claims that any of the Transferred IP is not valid, subsisting or enforceable which is reasonably likely to be successful and which is reasonably expected to have a material adverse effect upon either (A) Seller's rights in a material portion of the Transferred IP or (B) the Purchaser's ability to use the Assets to conduct the Seller's business as proposed to be conducted.

     6.9 No Contravention. Neither the consummation nor the performance of any the Transactions will, directly or indirectly (with or without notice or lapse of time), contravene or conflict with or result in a violation of, or cause the Purchaser or any Person affiliated with the Purchaser to suffer any adverse consequence under, any applicable Legal Requirement or Order.

     6.10 Employees. The Purchaser shall be reasonably satisfied that each of the four (4) Seller employees listed on Schedule 6.10 (a) and at least five (5) of the Seller's employees listed on Schedule 6.10 (b) intend to become and remain employees of the Purchaser in accordance with the at-will offer letters provided to such persons by the Purchaser prior to the Closing.

     6.11 FIRPTA Compliance. The Seller shall have filed with the IRS the notification referred to in Section 4.5(b).

7.   CONDITIONS PRECEDENT TO THE SELLER'S OBLIGATION TO CLOSE.

     The Seller's obligation to sell the Assets and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part, in writing):

     7.1 Bankruptcy Court Order. The Bankruptcy Court shall have entered the Sale Order and the Seller shall have received from the Bankruptcy Court all applicable Orders, approvals and consents required to transfer the Assets to the Purchaser, and to consummate the transactions contemplated by this Agreement.

     7.2 Accuracy Of Representations. The representations and warranties of the Purchaser contained in this Agreement shall: (a) have been accurate in all material respects as of the date of this Agreement; and (b) shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date; in the case of both clauses "(a)" and "(b)," it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality qualifications contained in such representations and warranties shall be disregarded.

     7.3 Performance Of Covenants. All of the covenants and obligations that the Purchaser is required to comply with or to perform at or prior to the Closing (considered collectively), and each of said covenants and obligations (considered individually), shall have been duly complied with and performed in all material respects and the Purchaser shall have delivered the Purchase Price.

     7.4 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of any of the Transactions shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to any of the Transactions that makes consummation of any of the Transactions illegal.

          7.5 Additional Documents. The Seller shall have received the following documents:

     (a) the Assumption Agreement, executed by the Purchaser and in full force and effect; and

     (b) a certificate executed on behalf of the Purchaser by its Chief Executive Officer confirming that the conditions set forth in Sections 7.2 and
7.3 have been duly satisfied..

8.   TERMINATION.

8.1  Termination Events.  This Agreement may be terminated prior to the Closing:

     (a) by the Purchaser if the Purchaser reasonably determines in good faith that the timely satisfaction of any condition set forth in Section 6 has become impossible or impracticable (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations set forth in this Agreement);

     (b) by the Seller if the Seller reasonably determines in good faith that the timely satisfaction of any condition set forth in Section 7 has become impossible or impracticable (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation set forth in this Agreement);

     (c) by the Purchaser if there has been a material violation or breach by the Seller of any covenant, representation or warranty made by it in this Agreement which has prevented the satisfaction of any condition to the obligation of the Purchaser to effect the Closing and such violation has not been either cured by the Seller within ten business days of receipt by the Seller of written notice thereof or waived by the Purchaser in writing;

     (d) by the Seller if there has been a material violation or breach by the Purchaser of any covenant, representation or warranty made by it in this Agreement which has prevented the satisfaction of any condition to the obligation of the Seller to effect the Closing and such violation has not been either cured by the Purchaser within ten business days of receipt by the Purchaser of written notice thereof or waived by the Seller in writing;

     (e) by the Purchaser if the Closing has not taken place on or before September 29, 2003 (other than as a result of any failure on the part of the Purchaser to comply with or perform its covenants and obligations under this Agreement);

     (f) by the Seller if the Closing has not taken place on or before October 14, 2003 (other than as a result of any failure on the part of the Seller to comply with or perform any covenant or obligation set forth in this Agreement);

     (g)   by the Purchaser if the Seller has not obtained:

          (i) within ten (10) calendar days following the Petition Date, a DIP Loan Order from the Bankruptcy Court approving the DIP Loan, on an interim basis, wherein the Lender shall have been granted: (A) a first priority secured position in all of the assets of the Seller, tangible and intangible, senior for all purposes in position, right, title and priority to the Junior Creditors; (B) a junior position in all of the assets of the Seller, tangible and intangible, that are subject to Encumbrances existing prior to the Petition Date in favor of all Other Junior Creditors only (the "Pre-Petition Encumbrances"); (C) a senior position in all of the assets of the Seller, tangible and intangible, that are subject to Encumbrances in favor of all Other Junior Creditors only existing on or after the Petition Date; and (D) a super priority administrative claim; and

          (ii) within twenty (20) calendar days following the Petition Date, a DIP Loan Order from the Bankruptcy Court approving the DIP Loan, on a final basis, wherein the DIP Loan Lender shall have been granted: (A) a first priority secured position in all of the assets of the Seller, tangible and intangible, senior for all purposes in position, right, title and priority to the Junior Creditors; (B) a junior position in all of the assets of the Seller, tangible and intangible, that are subject to Pre-Petition Encumbrances; (C) a senior position in all of the assets of the Seller, tangible and intangible, that are subject to Encumbrances in favor of all Other Junior Creditors only existing on or after the Petition Date; and (D) a super priority administrative claim;

     (h) by the Seller or the Purchaser, if (i) there shall be any law or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or (ii) consummation of the transactions contemplated hereby would violate any nonappealable final Order, decree or judgment of (A) the Bankruptcy Court or (B) any court or Governmental Body having competent jurisdiction;

     (i) by the Seller or the Purchaser if the Sale Order has not been executed by the Bankruptcy Court and entered on the Court's docket within forty-five days after the entry of the Bidding Procedures Order on the docket of the Bankruptcy Court, or if entered, not stayed or appealed; provided, however, that the Seller or the Purchaser, as the case may be, shall not be entitled to terminate this Agreement pursuant to this Section 8.1(i) if the failure of the Sale Order to be so entered within such time period results primarily from such party itself breaching any representation, warranty or covenant contained in this Agreement;

     (j) by the Seller or the Purchaser if the Bankruptcy Court enters an order approving a Third-Party Sale; or

     (k)   by the mutual written consent of the Purchaser and the Seller.

     8.2 Termination Procedures. If the Purchaser wishes to terminate this Agreement pursuant to Section 8.1, the Purchaser shall deliver to the Seller a written notice stating that the Purchaser is terminating this Agreement and setting forth a brief description of the basis on which the Purchaser is terminating this Agreement. If the Seller wishes to terminate this Agreement pursuant to Section 8.1, the Seller shall deliver to the Purchaser a written notice stating that the Seller is terminating this Agreement and setting forth a brief description of the basis on which the Seller is terminating this Agreement.

     8.3   Effect Of Termination. If this Agreement is terminated pursuant to
Section 8.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) no party shall be relieved of any obligation or other Liability arising from any breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the Seller shall, in all events, remain bound by and continue to be subject to
Section 4.8.

     8.4 Nonexclusivity Of Termination Rights. The termination rights provided in Section 8.1 shall not be deemed to be exclusive. Accordingly, the exercise by any party of its right to terminate this Agreement pursuant to Section 8.1 shall not be deemed to be an election of remedies and shall not be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such party may be entitled to exercise (whether under this Agreement, under any other Contract, under any statute, rule or other Legal Requirement, at common law, in equity or otherwise).

9.   CERTAIN POST-CLOSING COVENANTS.

     9.1 Further Actions. From and after the Closing Date, the Seller shall cooperate with the Purchaser and the Purchaser's affiliates and Representatives, and shall execute and deliver such documents and take such other actions as the Purchaser may reasonably request, for the purpose of evidencing the Transactions and putting the Purchaser in possession and control of all of the Assets. Without limiting the generality of the foregoing, from and after the Closing Date, the Seller shall promptly remit to the Purchaser any funds that are received by the Seller and that are included in, or that represent payment of receivables included in, the Assets. The Seller: (a) hereby irrevocably authorizes the Purchaser, at all times on and after the Closing Date, to endorse in the name of the Seller any check or other instrument that is made payable to the Seller and that represents funds included in, or that represents the payment of any receivable included in, the Assets; and (b) hereby irrevocably nominates, constitutes and appoints the Purchaser as the true and lawful attorney-in-fact of the Seller (with full power of substitution) effective as of the Closing Date, and hereby authorizes the Purchaser, in the name of and on behalf of the Seller, to execute, deliver, acknowledge, certify, file and record any document, to institute and prosecute any Proceeding and to take any other action (on or at any time after the Closing Date) that the Purchaser may deem appropriate for the purpose of (i) collecting, asserting, enforcing or perfecting any claim, right or interest of any kind that is included in or relates to any of the Assets,
(ii) defending or compromising any claim or Proceeding relating to any of the Assets, or (iii) otherwise carrying out or facilitating any of the Transactions. The power of attorney referred to in the preceding sentence is and shall be coupled with an interest and shall be irrevocable, and shall survive the dissolution or insolvency of the Seller.

9.2  Transfer of Assets.

     (a) The Seller and the Purchaser agree that unless otherwise requested by the Purchaser in writing, any of the Assets (including software) that can be transmitted to the Purchaser electronically will be so delivered to the Purchaser promptly following the Closing and will not be delivered to the Purchaser on any tangible medium. Promptly following any electronic transmission, the Seller shall execute and deliver to the Purchaser a certificate in a form reasonably acceptable to the Purchaser and containing, at a minimum, the following information: (i) the date of transmission; (ii) the time the transmission was commenced and concluded; (iii) the name of the individual who made the transmission; (iv) the signature of such individual; and
(v) a general description of the nature of the items transmitted sufficient to distinguish the transmission from other transmissions.

     (b) The Purchaser will make all necessary arrangements for the Purchaser to take possession of the Assets (other than intangible assets), and, at the Purchaser's expense, to transfer same to a location operated by the Purchaser, promptly, but in no event later than 30 days following the Closing.

     9.3 Access to Books and Records. Between the Closing Date and the complete dissolution and liquidation of the Seller, the Purchaser and the Purchaser's Representatives shall have reasonable access to all of the books and records relating to the Seller's business or the Assets, including all information pertaining to the Assumed Contracts, in the possession of the Seller to the extent (1) that such books, records and information relate to any period prior to the Closing Date and (2) that such access may reasonably be required by the Purchaser in connection with the Assumed Liabilities, or other matters relating to the operation of the Seller's business and the Assets. Such access shall be afforded by the Seller upon receipt of reasonable advance notice and during normal business hours. If the Seller shall desire to dispose of any such books and records upon or prior to its dissolution, the Seller shall: (A) give the Purchaser at least thirty (30) days prior written notice of such disposition; and (B) give the Purchaser a reasonable opportunity, at the Purchaser's expense, to segregate and remove such books and records as the Purchaser may select and/or to copy such books and records as the Purchaser may select.

     9.4 Publicity; Confidential Information. Except as otherwise required by law or regulation, as contemplated by the Sale Order or as may be required in connection with the Bankruptcy Case in respect of the Seller, the Seller shall consult with the Purchaser and obtain the Purchaser's consent, which consent shall not be unreasonably withheld, before issuing any press release or otherwise making any public statements with respect to this Agreement or the matters contained herein and will not issue any such press release or make any such statement prior to such consultation and agreement. On and after the Closing Date, the Seller shall keep strictly confidential, and the Seller shall not use or disclose to any other Person, any non-public document or other information that relates directly or indirectly to the business of the Seller, the Purchaser or any affiliate of the Purchaser. The Seller and the Purchaser acknowledge that they are bound by the Confidentiality Agreement.

     9.5 Change Of Name. Immediately after the Closing, the Seller shall change its name to a name that does not include the word "Accrue" or any variation thereof and that is satisfactory to Purchaser.

10.  MISCELLANEOUS PROVISIONS.

     10.1 Further Assurances. Each party hereto shall execute and/or cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

     10.2 Survival. The parties hereto agree that the representations and warranties contained in this Agreement shall not survive the Closing hereunder. The parties hereto agree that only the covenants contained in this Agreement to be performed at or after the Closing Date shall survive the Closing hereunder.

     10.3 Fees and Expenses. Except as otherwise set forth in the Agreement, the parties hereto shall pay all of their own expenses, including, but not limited to legal fees and costs, relating to the transactions contemplated by this Agreement

     10.4 Attorneys' Fees. If any legal action or other legal proceeding relating to any of the Transactional Agreements or the enforcement of any provision of any of the Transactional Agreements is brought against any party to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     10.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

                  if to the Seller:

                                    Prashant K. Karnik
                                    President and CEO
                                    Accrue Software, Inc.
                                    48634 Milmont Drive
                                    Fremont, CA 94538-7353
                                    Facsimile: (510) 580-4504

                  with a copy to:
                                    John V. Bautista
                                    Peter Hadrovic
                                    Venture Law Group
                                    2775 Sand Hill Road
                                    Menlo Park, CA 94025
                                    Facsimile: (650) 233-8386

                  if to the Purchaser:
                                    Accrue Acquisition Corp.
                                    c/o U.S. Trust Company
                                    5 Palo Alto Square
                                    3000 El Camino Real
                                    Palo Alto, CA 94306
                                    Facsimile: (650) 213-4993

                  with a copy to:
                                    Cooley Godward LLP
                                    One Maritime Plaza
                                    20th Floor
                                    San Francisco, CA 94111-3580
                                    Facsimile: (415) 951-3699

     10.6   Time Of The Essence. Time is of the essence of this Agreement.


     10.7 Headings. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     10.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     10.9 Governing Law. This Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflicts of laws thereof.

     10.10 Submission to Jurisdiction. Unless and to the extent otherwise specifically provided herein, the parties hereto irrevocably submit to the exclusive jurisdiction of the Bankruptcy Court (or any court exercising appellate jurisdiction over the Bankruptcy Court) over any dispute arising out of or relating to this Agreement or any other agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceedings may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute or proceeding brought in such courts or any defense of inconvenient forum in connection therewith.

     10.11   Successors And Assigns; Parties In Interest.

     (a) This Agreement shall be binding upon inure to the benefit of: the Seller and its successors and assigns, including the Seller's trustee in the Bankruptcy Case, and the Purchaser and its successors and assigns.

     (b) Prior to the Closing Date, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party hereto, including by operation of law, without the prior written consent of the other and following the Closing Date this Agreement shall be assignable, in whole or in part, by the Purchaser, without the prior written consent of the Seller.

     (C) None of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties to this Agreement and their respective successors and assigns. Without limiting the generality of the foregoing, (i) no employee of the Seller shall have any rights under this Agreement or under any of the other Transactional Agreements, and (ii) no creditor of the Seller shall have any rights under this Agreement or any of the other Transactional Agreements.

     10.12 Remedies Cumulative; Specific Performance. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties agree that: (a) in the event of any breach or threatened breach by a party of any covenant, obligation or other provision set forth in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it) to (i) a decree or Order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (ii) an injunction restraining such breach or threatened breach; and (b) the other party shall not be required to provide any bond or other security in connection with any such decree, Order or injunction or in connection with any related action or Proceeding.

     10.13   Waiver.

     (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

     (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     10.14 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the Purchaser and the Seller.

     10.15 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     10.16 Entire Agreement. The Transactional Agreements and the Confidentiality Agreement set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

     10.17 Knowledge. For purposes of this Agreement, a Person shall be deemed to have "knowledge" of a particular fact or other matter if any Representative of such Person has knowledge of such fact or other matter.

     10.18   Construction.

     (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

     (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

     (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

     (d) Except as otherwise indicated, all references in this Agreement to "Sections," "Schedules" and "Exhibits" are intended to refer to Sections of this Agreement, Schedules to this Agreement and Exhibits to this Agreement.

     The parties to this Agreement have caused this Agreement to be executed and delivered as of August 14, 2003.

                                       ACCRUE SOFTWARE, INC.,
                                       a Delaware corporation



                                       By:
                                           ------------------------------------
                                           P.K. Karnik, President and Chief
                                           Executive Officer






                                       ACCRUE ACQUISITION CORP.,
                                       a Delaware corporation



                                      By:
                                        ----------------------------------------


                                      Title:
                                            ------------------------------------

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Agreement. "Agreement" shall mean the Asset Purchase Agreement to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Bankruptcy Case. "Bankruptcy Case" shall mean the Seller's case commenced under Chapter 11 of the Bankruptcy Code.

     Bankruptcy Court. "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Northern District of California, Oakland Division, or such other court having competent jurisdiction over the Bankruptcy Case.

     Code. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     Confidentiality Agreement. "Confidentiality Agreement" shall mean the Mutual Nondisclosure Agreement between the Seller and the Purchaser dated as of April 10, 2003 as amended on August 14, 2003.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any written, oral, implied or other agreement, contract, understanding, arrangement, instrument, note, guaranty, indemnity, representation, warranty, deed, assignment, power of attorney, certificate, purchase order, work order, insurance policy, benefit plan, commitment, covenant, assurance or undertaking of any nature.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Purchaser on behalf of the Seller, a copy of which is attached to the Agreement and incorporated in the Agreement by reference.

     Encumbrance. "Encumbrance" shall mean any lien (as defined in Section 101(37) of the Bankruptcy Code), pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, equitable interest, claim, preference, option, right of first refusal, preemptive right, exception to title, imperfection of title or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     GAAP. "GAAP" shall mean generally accepted accounting principles.

     Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

     Intellectual Property. "Intellectual Property" shall mean algorithms, APIs, apparatus, circuit designs and assemblies, gate arrays, IP cores, net lists, photomasks, semiconductor devices, test vectors, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), subroutines, techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

     Intellectual Property Rights. "Intellectual Property Rights" shall mean all past, present, and future rights of the following types, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions, and reissues of, and applications for, any of the rights referred to in clauses "(a)" through "(e)" above.

     IRS. "IRS" shall mean the United States Internal Revenue Service.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Liability. "Liability" shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

     Order. "Order" shall mean any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

     Other Junior Creditors. "Other Junior Creditors" shall mean the following
Persons: MBA of California; Pitney Bowes Credit Corporation.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Pre-Closing Period. "Pre-Closing Period" shall mean the period from the date of the Agreement through the Closing Date.

     Proceeding. "Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or any arbitrator or arbitration panel.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

     Seller Contract. "Seller Contract" shall mean any Contract: (a) to which the Seller is a party; (b) by which the Seller or any of its assets is or may become bound or under which the Seller has, or may become subject to, any obligation; or (c) under which the Seller has or may acquire any right or interest.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar Contract.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

     Transactional Agreements. "Transactional Agreements" shall mean: (a) the Agreement; and (b) the Assumption Agreement.

     Transactions. "Transactions" shall mean (a) the execution and delivery of the respective Transactional Agreements, and (b) all of the transactions contemplated by the respective Transactional Agreements, including: (i) the sale of the Assets by the Seller to the Purchaser in accordance with the Agreement;
(ii) the assumption of the Assumed Liabilities by the Purchaser pursuant to the Assumption Agreement; and (iii) the performance by the Seller and the Purchaser of their respective obligations under the Transactional Agreements, and the exercise by the Seller and the Purchaser of their respective rights under the Transactional Agreements.